Gold Fields ADSs cannot be tendered by means of the enclosed forms of acceptance. These transmittal materials shall be used only if you hold Gold Fields ordinary shares through a South African financial intermediary or through a U.S. custodian.

U.S. OFFER TO EXCHANGE

Ordinary Shares, including

Ordinary Shares Represented by American Depositary Shares,

of

Gold Fields Limited

by

THE INITIAL OFFER PERIOD OF THE U.S. OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 A.M., NEW YORK CITY TIME, ON FEBRUARY 4, 2005, UNLESS IT IS EXTENDED, LAPSES OR IS WITHDRAWN PRIOR TO THAT TIME.

December 3, 2004

To Our Clients:

Enclosed for your consideration are certain forms of acceptance (each, a “form of acceptance”) in connection with the offer by Harmony, a company organized under the laws of the Republic of South Africa, to exchange (a) each American depositary share (“ADS”) of Gold Fields Limited, a company organized under the laws of the Republic of South Africa, for 1.275 Harmony ADSs (each Harmony ADS representing one Harmony ordinary share) and (b) each Gold Fields ordinary share (other than Gold Fields ordinary shares represented by Gold Fields ADSs) for 1.275 Harmony ordinary shares, in each case on the terms and subject to the conditions set forth in the preliminary prospectus, dated December 3, 2004 (the “prospectus”), and the form of acceptance (which, together with the prospectus and any amendments and supplements thereto, constitute the “U.S. offer”). Terms used in this document to the extent not defined herein shall have the same meaning as in the prospectus.

We are (or our nominee is) the holder of record of Gold Fields ordinary shares held by us for your account. A tender of such Gold Fields ordinary shares can be made only by us as the holder of record and pursuant to your instructions.

Accordingly, we request instructions as to whether you wish to have us tender on your behalf any or all of the Gold Fields ordinary shares held by us for your account, pursuant to the terms and conditions set forth in the prospectus. The prospectus and any additional information can be obtained from the information agent for the U.S. offer, MacKenzie Partners, Inc., at 105 Madison Avenue, New York, New York 10016, (800) 322-2885 (toll free).

Your attention is directed to the following:

1.	The U.S. offer is to exchange (a) each Gold Fields ADS for 1.275 Harmony ADSs (each Harmony ADS representing one Harmony ordinary share) and (b) each Gold Fields ordinary share (other than Gold Fields ordinary shares represented by Gold Fields ADSs) for 1.275 Harmony ordinary shares, in each case on the terms and subject to the conditions set forth in the prospectus.

2.	The U.S. offer is being made for 100% of the outstanding Gold Fields ordinary shares held by U.S. holders (within the meaning of Rule 14d-1(d) under the Securities Exchange Act) and all outstanding Gold Fields ADSs not already held by Harmony. Harmony will, upon the terms and subject to the conditions of the U.S. offer, exchange the Gold Fields ordinary shares and Gold Fields ADSs validly tendered and not withdrawn before the expiration date of the initial period of the U.S. offer. The term “expiration date” means 5:00 a.m., New York City time, on February 4, 2005 unless the offer is extended or it lapses or is withdrawn prior to that time.

3.	This U.S. offer is being made on substantially the same terms as the offer for the outstanding Gold Fields ordinary shares being made in South Africa (the “South African offer”).

4.	The U.S. offer and withdrawal rights will expire on the expiration date of the initial offer period, which will be 5:00 a.m., New York City time, on February 4, 2005, unless the offers have been extended or the offers lapse or are withdrawn prior to that time. Harmony intends that the U.S. offer and the South African offer will expire simultaneously.

5.	Exchange of Gold Fields ordinary shares tendered and accepted for exchange pursuant to the U.S. offer will be made only after timely receipt by the South African financial intermediary if your Gold Fields ordinary shares are held through a South African financial intermediary, or by the U.S. custodian if your Gold Fields ordinary shares are held through a U.S. custodian (each South African financial intermediary or U.S. custodian referred to hereafter as a “Financial Intermediary”) of a properly completed and duly executed form of acceptance (or facsimile thereof) and any other documents required by the form of acceptance.

6.	If you hold Gold Fields ordinary shares in pure registered form, you cannot tender them unless you first request that they be converted to administered registered form. If you wish to tender such securities, you must first make the necessary arrangements for such conversion with your Financial Intermediary. For further information, please see “The Offer — Procedures for Tendering Gold Fields Ordinary Shares” in the prospectus.

7.	Harmony will be deemed to have accepted for exchange all validly tendered and not withdrawn Gold Fields ordinary shares on the expiration date subject to the conditions described in the prospectus. In accordance with JSE and SRP regulations, Harmony will publish an announcement through SENS, the JSE news service, and through a simultaneous announcement in the press. Harmony will also file such announcements with the SEC. If the conditions are not satisfied, Harmony will promptly return all tendered Gold Fields securities without acquiring them.

8.	Gold Fields ADS holders who fail to complete and sign the Substitute Form W-9 may be subject to U.S. federal income tax backup withholding at a rate of 28%.

9.	Gold Fields holders of ordinary shares in the US who fail to complete and sign the Substitute Form W-9 may be subject to US federal income tax backup withholding at a rate of 28%.

If you wish to have us tender any or all of the Gold Fields ordinary shares held by us for your account, please so instruct us by completing, executing and returning to us the instruction form set forth below. If you authorize the tender of your Gold Fields ordinary shares, all such Gold Fields ordinary shares will be tendered unless otherwise specified on the instruction form set forth below. Please forward your instructions to us as soon as possible to allow us ample time to tender Gold Fields ordinary shares on your behalf prior to the expiration of the U.S. offer.

The U.S. offer is made solely by the prospectus and is being made to all U.S. holders of Gold Fields ordinary shares and all holders of Gold Fields ADSs. If Harmony becomes aware of any valid state or provincial statute prohibiting the making of the U.S. offer or the acceptance of Gold Fields ordinary shares pursuant thereto, Harmony will make a good-faith effort to comply with such state or provincial statute. If, after such good faith effort, Harmony cannot comply with such state or provincial statute, the U.S. offer will not be made to (nor will tenders be accepted from or on behalf of) the holders of Gold Fields ordinary shares in such state or province. The U.S. offer is not being made to, nor will tenders be accepted from, or on behalf of, holders of Gold Fields ordinary shares or holders of Gold Fields ADSs in any jurisdiction in which the making or acceptance of the U.S. offer would not be in compliance with the laws of such jurisdiction. In any jurisdiction where the securities or blue sky laws require the U.S. offer to be made by a licensed broker or dealer, the U.S. offer will be deemed made on behalf of Harmony by the dealer manager for the U.S. offer, or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

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INSTRUCTIONS WITH RESPECT TO THE

U.S. OFFER TO EXCHANGE

Ordinary Shares, including

Ordinary Shares Represented by American Depositary Shares,

of

GOLD FIELDS LIMITED

by

HARMONY GOLD MINING COMPANY LIMITED

The undersigned acknowledge(s) receipt of your letter enclosing the related form of acceptance in connection with the offer by Harmony to acquire all the issued and outstanding Gold Fields ordinary shares and Gold Fields ADSs. The undersigned acknowledges that such person has received and reviewed the preliminary prospectus, dated December 3, 2004 (the “prospectus”).

This will instruct you to tender the number of Gold Fields ordinary shares indicated below (or, if no number is indicated below, all Gold Fields ordinary shares) that are held by you for the account of the undersigned, on the terms and subject to the conditions set forth in the prospectus and in the related form of acceptance.

The undersigned understands and acknowledges that all questions as to validity, form and eligibility of the surrender of any Gold Fields ordinary shares submitted on my behalf to the Financial Intermediary will be determined by Harmony (which may delegate power in whole or in part to the Financial Intermediary) and such determination shall be final and binding.

Number of Gold Fields ordinary shares to be Tendered*

SIGN HERE

Signature(s)

Please Print Name

Account Number

Address

(continued on next page)

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Area Code and Telephone Number

Taxpayer Identification or Social Security Number(s)

*	Unless otherwise indicated, you are deemed to have instructed us to tender all Gold Fields ordinary shares held by us for your account.

PLEASE RETURN THIS FORM TO THE FINANCIAL INTERMEDIARY MAINTAINING YOUR ACCOUNT.

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